UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2011

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Milpitas Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 29, 2011, DayStar Technologies, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (the “Notice”) notifying the Company that for 30 consecutive trading days the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Marketplace Rule 5550(a)(2). The Notice also stated that the Company has been provided 180 calendar days, or until October 26, 2011, to regain compliance. To do so, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days prior to October 26, 2011. A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also, on May 4, 2011, the Company received a letter from the Nasdaq Stock Market (the “Compliance Letter”) notifying the Company that, based on the reported stockholders’ equity of $3,251,895 as of December 31, 2010, the Company is now in compliance with the Continued Listing Standard for Primary Equity Securities set forth in Listing Rule 5550(b) (the “Shareholder Equity Rule”). However, the Nasdaq Staff noted that if the Company fails to evidence compliance upon filing of its periodic reports for the quarters ending March 31, 2011 and June 30, 2011, respectively, it may be subject to delisting.

Item 9.01

Exhibit Number	Description

99.1	Letter, dated April 29, 2011, from the Nasdaq Stock Market to the Company

99.2	Letter, dated May 4, 2011, from the Nasdaq Stock Market to the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: May 5, 2011	By	/s/ Christopher T. Lail
Christopher T. Lail
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Letter, dated April 29, 2011, from the Nasdaq Stock Market to the Company

99.2	Letter, dated May 4, 2011, from the Nasdaq Stock Market to the Company